Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           Securities and Exchange Commission
           Washington D.C.


           We consent to the incorporation of our report dated August 22, 2003, with respect to the consolidated financial statements of Esstec, Inc. and Subsidiary for the year ended December 31, 2002, to be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

           /s/ Kabani & Company, Inc.
           CERTIFIED PUBLIC ACCOUNTANTS
           Fountain Valley, California
           May 17, 2004